Exhibit 21.1

Sunrise Energy Resources, Inc.
List of Subsidiaries
December 31, 2004

Name	Jurisdiction
ESKO PIVNICH	UKRAINE

Notes:

1)	All subsidiaries are 100% owned, directly or indirectly